Joint Filers’ Signatures

INSIGHT VENTURE PARTNERS VII (Cayman), L.P.

By: Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Mark Lessing	Date: June 12, 2015

INSIGHT VENTURE PARTNERS VII (Co-Investors), L.P.

By: Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Mark Lessing	Date: June 12, 2015

INSIGHT VENTURE PARTNERS (Delaware) VII, L.P.

By: Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Mark Lessing	Date: June 12, 2015

INSIGHT VENTURE ASSOCIATES VII, L.P.

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Mark Lessing	Date: June 12, 2015

INSIGHT VENTURE ASSOCIATES VII, LTD.

By: /s/ Mark Lessing	Date: June 12, 2015

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Mark Lessing	Date: June 12, 2015